                                                                     Exhibit 14



                Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-84684) pertaining to the Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated
(a) March 27, 2003, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 3, 2003, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.


                                                       /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 17, 2003